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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 16, 2001 (except for the third and seventh paragraphs of Note 15, as to which the date is March 30, 2001) in Amendment No. 1 to the Registration Statement (Amendment
No. 1 on Form S-11 to Form S-1, No. 333-72750) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of up to 9,400,000 shares of its common stock.


                                                 /s/ Ernst & Young LLP


Chicago, Illinois
December 18, 2001